Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Pennsylvania Investment Quality Municipal Fund
33-38357
811-6265

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the
selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement
 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
   For
             8,550,428
                          -
   Against
                536,125
                          -
   Abstain
                345,900
                          -
   Broker Non-Votes
             3,129,569
                          -
      Total
           12,562,022
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year


   For
           12,225,511
                          -
   Against
                120,942
                          -
   Abstain
                215,569
                          -
      Total
           12,562,022
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012816.